UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

San Lotus Holding Inc

(Exact Name of Registrant in its Charter)

Nevada	7200	45-2960145
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

San Lotus Holding Inc

 3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

How2gopublic.com

18124 Wedge Pkwy, Ste 1050

Reno, NV 89511

775-851-7397 or 775-201-8331

jsmith@howtogopublic.net

(Name and address of agent for service of process)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller reporting company	x

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.10 par value per share	494,000	$.20	$ 98,8 00	$ 8.60

(1)

This Registration Statement covers the resale by our selling shareholders of up to 494,000 shares of common stock previously issued to such selling shareholders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was arbitrarily determined The price of $. 20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: November 1, 2011

ii

PRELIMINARY PROSPECTUS

San Lotus Holding Inc

494,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling shareholders will receive $. 20 per share or an aggregate of $ 98,800 if all of the shares are sold.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $. 20 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

The Date of This Prospectus is: November 1 , 2011

iii

ITEM 3: SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to San Lotus Holding Inc

Overview

We were incorporated in the State of Nevada on June 21, 2011 as San Lotus Holding Inc and our fiscal year end is December 31.

We are a development stage company that plans to design and market global packages and travel excursions throughout the world initially in the Asian markets for the retiring “baby boomer” generation.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenues. This raises substantial doubt about our ability to continue as a going concern. As of July 31, 2011 we had $0 in our treasury.

For the period from June 21, 2011 (inception) to the period ended July 31, 2011, we had no revenue. Operating Expenses from inception to July 31 totaled $0. We had $0 in total assets as of July 31, 2011. Additionally, our independent auditor’s report expresses substantial doubt about our ability to continue as a going concern.

We will receive no proceeds from this offering. We have no current plans for financing.

We hope to develop, build and operate a global travel and leisure agency business. Our vision is to consolidate  travel products and services and deliver  value to the world’s travel population.

We will focus our efforts on meeting the travel demands of the retiring baby boomer generation, initially in the Chinese and overseas Chinese segments and subsequently the Asian Pacific, North American and European markets.

Initially we intend to market services to Chinese and overseas Chinese markets, starting from Taiwan, Republic of China.  If we are successful, we plan to proceed to enter other Asian countries and the North American and European markets

We plan on becoming a wholesaler as well as a retailer in most of the products and services we hope to provide.

Products and Services Offered

•

Transportation: airlines / buses / car rentals / railways / cruises

•

Accommodation: hotels / resorts / cruises

•

Packaged holidays / local tours

Our specific services will include investigating/researching specific companies providing services/destinations that clients are interested in - or suggest alternatives. We will also investigate/research countries/areas where travel/service is desired.

Our target market includes:

·	Up-scale, well-educated, professionals, affluent travelers

·	Up-scale, well-educated, affluent retired (or semi-retired) travelers

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to provide travel packages in Asia, the United States and Europe

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Evaluating various travel destinations;

4. Research on marketing channels/strategies

5. Currently drafting an e-mail newsletter

6 .. Developing our initial online website , www.sanlotusholding.com

Based upon the above, we believe that we do not have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  At this time our “burn rate” is nominal, we have no paid employees, free rent and any additional costs are paid for by our officers who will be reimbursed at a future date.

Where You Can Find Us

Taiwan

San Lotus Holding Inc

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

For Service

4790 Caughlin Pkwy, Ste 387, Reno, NV 89519. Our telephone number is (775-232-1950) and our fax is 775-201-8331.

The Offering

Common stock offered by selling security holders	494,000 shares of common stock @ $. 20 or $ 98,800 This number represents 24.7% of our current outstanding common stock (1).

Common stock outstanding before the offering	2,000,000

Common stock outstanding after the offering	2,000,000 common shares as of July 31, 2011.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

(1)

Based on 2,000,000 shares of common stock outstanding as of August 29, 2011.

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception June 21, 2011 through July 31, 2011 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

STATEMENT OF OPERATIONS	For the Period from Inception ( June 21, 2011) Through July 31, 2011
Revenues	$0
General and Administrative Expenses	$0
Total Expenses	$0
Net Loss	$0

BALANCE SHEET DATA	As of July 31, 2011
Cash	$0
Total Assets	$0
Total Liabilities	$0
Stockholders’ Equity	$0

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources of approximately $50,000 over the next twelve months to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities.  We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital. At this time we have no written loan agreement, just a verbal agreement. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and thru the sale of stock raise the necessary capital needed. There is no assurance that we will ever be quoted on the OTCBB.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model and web site. We have limited operating history for investors to evaluate the potential of our business development. We have not yet built our customer base and our brand name and it is possible we never will. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Evaluating various travel destinations;

4. Research on marketing channels/strategies

5. Currently drafting an e-mail newsletter

6 .. Development of our web site; www.sanlotusholding.com

Our future will depend on our ability to bring our service to the market place, which requires careful planning without incurring unnecessary cost and expense.

IF WE ARE NOT ABLE TO LOCATE TRAVELERS WILLING TO PAY FOR TRAVEL SERVICES WE MAY HAVE TO CEASE OPERATIONS.

The travel industry in general is ruled by lowest price. The Company hopes to reach travelers who are willing and able to pay for travel design services and it may be difficult to find these travelers in numbers large enough to make the business model work well enough to attain profitability. If we are unable to locate travelers willing to pay for our travel services we may not be able to continue our business operations.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE WILL PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we will participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. These changes may negatively affect our sales or increase our exposure to losses. These possible changes may also affect the ability for a start-up company like us to raise sufficient capital in the US equity market.

OUR OFFICERS AND DIRECTORS CONTROL 57.7% OF THE COMPANY GIVING THEM SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our Officers and Directors Chen Tseng Chih Ying and Chen Li Hsing (husband and wife) control approximately 42.9% of our current outstanding shares of voting common stock and Yu Chien Yang, a Director control s 14.7%.  They may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.   They may also be able to determine their compensation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with  applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. At this time we have no intention to acquire D&O insurance.  We are estimating our annual costs for reporting purposes to be in the $15,000 range for the next few years. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO DETERMINE THEIR SALARY AND PERQUISITES WHICH MAY CAUSE US TO HAVE A LACK OF FUNDS AVAILABLE FOR NET INCOME.

Because our officers and directors have the discretion to determine their salary and perquisites we may have no net income. If our officers determine that their salaries are at a level above our potential earnings the company may not have funds available.

AS A SMALLER TRAVEL COMPANY WITH REPORTING OBLIGATIONS WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OTHER TRAVEL COMPANIES.  THE TRAVEL INDUSTRY HAS LOW BARRIERS TO ENTRY

Because the travel market is competitive, driven in part by costs and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations.  The travel industry has low barriers to entry. We face additional expenses, which a private travel company does not such as PCAOB auditor fees, Edgar filing fees and legal fee fees related to our SEC reporting obligations. Other non-public travel company’s do not incur these costs; we are at a competitive disadvantage to our competitors because of this.

OUR OFFICERS AND DIRECTORS CURRENTLY WORK AS  PART-TIME TRAVEL AGENTS WHICH MAY POTENTIALLY LEAD TO A CONFLICT OF INTEREST.

Our officers and directors currently serve as part time travel agents and this may lead to a conflict of interest which may lead to a loss of business opportunities.  Our officer/directors current part-time employment may divert potential clients and business opportunities for the Company to their current employers; this may have an adverse consequence on our potential revenues. Our officers and directors may be unable to spend adequate time developing the Company’s business because of their current part time employment.  Currently they will work 15-20 hours per week for the company.

We will need government approval to operate travel agencies in the countries where we have operations.

We will need government approval to operate travel agencies in the countries where we have operations.  For example, in Taiwan (Republic of China), we will need the approval of the Tourism Bureau under the Ministry of Transportation and Communications.  Accordingly, we will have to comply with the relevant laws regulating our activities.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because company’s headquarters are located in Taiwan, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of the State of Nevada, our officers and directors are non-U.S. residents and our headquarters are located in Taiwan. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. It may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because our Officers and Directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Our officers and directors live outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our Officers and Directors, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.  At this time we have no intention of carrying liability insurance for our Officers and Directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

BECAUSE WE HAVE NOMINAL ASSETS AND NO SIGNIFICANT REVENUE, WE ARE CONSIDERED A “SHELL COMPANY” AND WILL BE SUBJECT TO MORE STRINGENT REPORTING REQUIREMENTS

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

ITEM 4: USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

ITEM 5: DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of the effective notice of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

ITEM 6: DILUTION

The common stock to be sold by the selling shareholders provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

ITEM 7: SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 494,000 shares of our common stock held by each of the selling stockholders as of August 24, 2011. 480,000 of t he shares were offered and sold to the 40 selling shareholders at a purchase price of $0.15 and 1,520,000 shares were sold to the six founders and affiliates for $.10 and we are registering 14,000 shares for them for a total of 494,000 pursuant to the exemption from registration under Regulation S under the Securities Act. The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

We relied upon Regulation S of the Securities Act of 1933, as amended for the issuances to non US citizens or residents.

We believed that Regulation S was available because:

None of these issuances involved underwriters, underwriting discounts or commissions;

We placed Regulation S required restrictive legends on all certificates issued;

No offers or sales of stock under the Regulation S offering were made to persons in the United States;

No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

Access to all our books and records.

Access to all material contracts and documents relating to our operations.

The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 9 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.15 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act.

Name of Selling Stockholder and Position, Office or Material Relationship with Company	Common Shares Owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
CHEN TSENG CHIH YING	782,125	7,500	39.1	774,625 38.7%
CHEN LI HSING **	76,903	500	3.8	76,403 3.8%
DA CHUANG BUSINESS MGT CONSULTANTS CO. LTD (WANG CHING) *****	112,570	1,000	5.6	111,570 5.6%
SONGHAI MGT CONSULTING CO. LTD (YU CHIEN-YANG) ****	151,593	1,500	7.8	150,093 7.5%
YU CHIEN-YANG ***	142,677	1,000	7.1	141,677 7.1%
CHEN KUAN YU	254,132	2,500	12.7	251,632 12.6%
CHANG HSIN YU	12,000	12,000	*	0 *
JAN DE SEN	12,000	12,000	*	0 *
TSENG JUI CHUN	12,000	12,000	*	0 *
LIN HUI	12,000	12,000	*	0 *
CHIANG YU CHANG	12,000	12,000	*	0 *
JIANG YU TU	12,000	12,000	*	0 *
LIN CHIN CHAI	12,000	12,000	*	0 *
JIANG JIN AN	12,000	12,000	*	0 *
KUAN CHANG YU	12,000	12,000	*	0 *
CHEN CHUAN CHUNG	12,000	12,000	*	0 *
LIN MU CHEN	12,000	12,000	*	0 *
LAI CHIA LING	12,000	12,000	*	0 *
YU TING TING	12,000	12,000	*	0 *
CHEN SI FAN	12,000	12,000	*	0 *
CHEN CHENG LUNG	12,000	12,000	*	0 *
FANG HAI ING	12,000	12,000	*	0 *
LIN SHAN WEI	12,000	12,000	*	0 *

WANG CHING	12,000	12,000	*	0 *
YU CHIN YU	12,000	12,000	*	0 *
CHEN YU HSUAN	12,000	12,000	*	0 *
XU XIAO FANG	12,000	12,000	*	0 *
YUEN SO WAN	12,000	12,000	*	0 *
LEUNG TZE FUNG	12,000	12,000	*	0 *
CHEN PIN YU	12,000	12,000	*	0 *
TSENG SHIU CHUN	12,000	12,000	*	0 *
CHANG TSEN HSIH CHI	12,000	12,000	*	0 *
LOONG CHIEH JIMMY	12,000	12,000	*	0 *
NG KWOK WING	12,000	12,000	*	0 *
LIN HSIU YUN	12,000	12,000	*	0 *
YEN HSIU CHEN	12,000	12,000	*	0 *
SUN YAO FAN	12,000	12,000	*	0 *
CHIU SHUEI MING	12,000	12,000	*	0 *
CHANG HSIU CHUN	12,000	12,000	*	0 *
LO YU HUI	12,000	12,000	*	0 *
CHU FU YUN	12,000	12,000	*	0 *
LI WENJIAN SNOW	12,000	12,000	*	0 *
LAM MEI CHING DORIS	12,000	12,000	*	0 *
KUO SHU WEN JIA	12,000	12,000	*	0 *
LY JUDY	12,000	12,000	*	0 *
CANTINE MAGGIE PING HSU	12,000	12,000	*	0 *

Total	2,000,000	494,000	*	1,506,000 75.3%

*Less than 1%

** Chen Li Hsing is the President and a Director of the Company

*** Yu Chien Yang is a V.P. of the Company and a Director

**** Yu Chien Yang is President of Songhai Mgt. Consulting Co, LTD and has voting control for this entity

***** Wang Ching maintains voting power for Da Chuang Business Mgt. Consultant Co. LTD

1) Assumes all of the shares of common stock offered are sold and, 2,000,000 common shares are issued and outstanding.

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

N one of the selling shareholders or their beneficial owners other than disclosed elsewhere in this Registration statement:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $. 20 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $. 20 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.   None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 2,000,000 shares of capital stock, $0.10 par value per share.

Common Stock

We are authorized to issue 2,000,000 shares of common stock, $0.10 par value per share. Currently we have 2,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. We intend to engage a transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Novi & Wilkin Attorney-At-Law has passed on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by KCCW Accountancy Corp to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

San Lotus Holding Inc was incorporated on June 21, 2011 to design and market travel excursions for the growing “baby boomer” market, initially in Asia.

The Company will not voluntarily send an annual report to shareholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

We are a development stage company that plans to design and market global packages and travel excursions throughout the world initially in the Asian markets for the retiring “baby boomer” generation.

We hope to develop, build and operate a global travel and leisure agency business. Our vision is to consolidate what we believe to be enjoyable travel products and services to the world’s travel population.

We will focus our efforts on meeting the travel demands of the retiring baby boomer generation, initially in the Chinese and overseas Chinese segments and subsequently the Asian Pacific, North American and European markets.

When our products and services are fully developed and matured, we intend to distribute them (as a wholesaler) through other travel agencies to the end-user as well as sell them (a retailer) directly to the end-user.

Products and Services Offered

Transportation: airlines / buses / car rentals / railways / cruises

Accommodation: hotels / resorts / cruises

Packaged holidays / local tours

Our specific services will include investigating/researching specific companies providing services/destinations that clients are interested in - or suggest alternatives if there is the possibility of a negative experience we will also investigate/research countries/areas where travel/service is desired.

Our target market includes:

·	Up-scale, well-educated, professionals, affluent travelers

·	Up-scale, well-educated, affluent retired (or semi-retired) travelers

Our business strategy is to generate revenue through travel industry commissions and mark-ups as well as consulting fees for customized trip and excursion planning. In addition, we intend to generate revenue through subscription fees to our monthly email newsletters, which can offer recommendations to travelers who wish to design and book their own packages.

We plan to market our services and newsletters to high-income individuals and affinity groups, i.e. , private schools, alumni groups and wealth management organizations at banks and investment firms. The company will seek lists to be used for contacting this audience.

Facebook and Linked In. we feel if we get as much exposure and feedback as possible it will allow us to stay tune with what travelers are looking for. In addition, we may choose to place banner ads on web sites that reach these groups or send emails to individuals who have opted-in to receive emails from these affinity groups.

We plan to launch a web site, currently under construction to promote our offerings and we may develop a free subscription email newsletter that can be marketed through the web site and various social media vehicles. At this time we have no specific dates due to financial limitations for the hiring and training of “advisors” our current management team will be responsible for these duties. The newsletter can offer travel tips, consultation and discounted pricing to subscribers. Subscribers may be charged a fee for access to information beyond the regular newsletter: a Second Page of the newsletter that offers special offerings, in-depth guides to certain destinations or tips for optimizing or extending trips.

Business Development

The Company seeks to develop mutually beneficial business relationships with tour operators and other travel consultants and will begin offering programs for sale to all global travelers.   Initially we will focus our efforts on the Asian markets. The Company plans to launch a web site to begin marketing its services online. The company anticipates the cost of the website to be less than $10,000 and hopes to have it operational within 60 days of the effectiveness of this registration statement. The company plans to have these parts of the marketing effort completed in the fourth quarter of 2011. The company estimates that it will cost approximately $2,500 to create the online newsletter and hopes to have that operational within 60 days of the effectiveness of this registration statement. However this will also be tied closely to the rest of the social media marketing strategy and thus looking for a roll out in the fourth quarter of 2011. The company also expects to spend some money cultivating relationships which means meeting with and talking with as many tour operators as is possible to see who has the offerings appropriate for the company’s clientele and the operators who can be trusted to deliver what they promise.

Our initial focus will include establishing relationships and validity for the company with key travel industry organizations which should be completed over the next twelve months. We feel if we can prove our service is professional and competitively priced we can be in a position to gain referrals from others in the industry and vice versa. It is of our opinion that by joining or participating in these organizations it might gain us the necessary exposure to others in the business. They include

•

Gaining membership in valid travel-related organizations

o

CLIA (Cruise Lines International Association, Inc.) membership ($320/yr)

•

Continue to gain travel knowledge and “be up to date” on information

o

StarService (agent-only hotel and destination service)  ($250/yr)

o

TravelWeekly (provides travel professionals with a necessary global perspective through in-depth coverage of every business sector, including airline, car rental, cruise, destination, hotel and tour operator as well as technology, economic and governmental issues.)

o

Recommend Magazine (trade magazine that focuses on worldwide destinations and the travel products within them providing themed issues and hands-on reviews of hotels, destinations and tours, etc.)

o

As owner operator we will spend many hours linking to websites catering to travel information and special rates/fares. We feel we should be in a position to subscribe to these publications and services within sixty days of gaining OTCBB status.  Of course there is no assurance our shares will get listed on the OTCBB.

We will provide specific services such as investigating/researching specific companies providing services/destinations clients are interested in - or suggest alternatives. We will likewise investigate/research countries/areas where travel/service is desired.

We hope to provide advice regarding safety, insurance, medical needs, passport/visa requirements, alternative sites/companies, better pricing, and different routing to save money. We will make actual travel arrangements as well as provide quotes for travel insurance and apply for visas for clients who wish to purchase these services. Generally for travel insurance, the travel agency does not charge any fees.  Instead the travel agency receives commission from the insurance company for distributing the policies.  For visa application, it is customary to charge a handling fee of USD 5~10.

Our planned services will be world-wide with commissions approximating 8-10% of total package price. But we can’t guarantee we will actually receive this percentage or if so when earned commissions will be paid.

The company will charge minimal commissions of $50 in the early stages , our first two to three years in operation    for each airline ticket issued and will receive commissions from travel operators to be determined at a later date. The size of commissions will also be determined in large part by the tour operators who will charge varying fees depending on the destination, size group, complexity etc. The operator’s fees will determine what the company can charge in addition. We anticipate receiving the industry standard commission of $2,500 from companies that will be paying us directly; this anticipates selling two cruises and one tour in the first six months. We hope to sell at least four cruises and two tours in our first six months.  There is also the possibility we may charge our clients service fees on top of any commissions we might receive from tour operators.

We have projected our costs as a reporting company in our first six months could be as high as $7,500, which would include our first 10K filing and annual audit.

Costs of designing and guiding trips will depend on the destination, air/land arrangements, local guides/services.  At this point the dollar amount of the trip or package would not be relevant and we currently have no plans to actually “guide” our travelers.

We are currently drafting a monthly email newsletter – the cost of which is in design and implementation. We expect the cost of production and distribution to be minimal.

Our website is currently under construction and as discussed above we hope it will be operational within 60 days of the effectiveness of this registration statement.

The company is still exploring the cost and value added benefit of on line banner advertisements but as discussed above this will be part of the social media effort that the company is seeking an advisor to assist with. We hope t his effort will be underway within 60 days of the effectiveness of this registration statement.

Marketing and Sales

Our initial marketing efforts will be geared to drive prospective clients to our web site www.sanlotusholding.com when operational. We plan to use social media vehicles such as Twitter and Facebook to generate awareness of our web site. We expect to engage prospective clients through promoting our website and responding to requests for information. Eventually, we expect to use broader based email marketing to generate a much larger number of sales leads that will be followed up with a personal exchange, via email or telephone but there is no guarantee this would be successful.

Competition

We will face competition from many individuals and companies that also develop and market travel packages and travel excursions. In addition, we believe that the travel industry is generally driven by lowest cost and of course more and more travelers are booking their own trips using the internet and eliminating the “travel agent” However, we believe that successful travel consultants protect and increase their revenue opportunity by providing increased value to travelers. We believe that travel consultants who demonstrate that they can consistently provide extra value for their clients are more likely to benefit from repeat and referral business to maintain and increase their business revenues.

We will focus our efforts on meeting the travel demands of the retiring baby boomer generation, initially in the Chinese and overseas Chinese segments and subsequently the Asian Pacific, North American and European markets.

Initially we intend to market services to Chinese and overseas Chinese markets, starting from Taiwan, Republic of China.  If we are successful, we plan to proceed to enter other Asian countries and the North American and European markets

In the US, there are four types of agencies:

Mega, Intermediate-Small, Independent and Airline based

•

American Express & the American Automobile Association (AAA) are examples of mega.

•

Intermediate-Small – locally or regionally owned agencies

•

Independent: Usually cater to a special or niche market

•

Airline & other types of travel consolidators are high volume sales companies that specialize in selling to very specific markets (i.e., air-consolidators)

We feel at this time we would fall into the Independent category and hope to create our own niche as service oriented.

Employees

As of August 24, 2011, we have no employees other than our officers and directors. We plan to employ more qualified employees in the future as our business grows.

DESCRIPTION OF PROPERTY

This office space is provided by our shareholder Songhai Management Consulting Co. LTD at no cost and there is no written agreement or lease.

San Lotus Holding Inc

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•

No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•

Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o

Engaging in any type of business practice; or

o

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•

Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401  paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•

Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•

Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•

Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o

Any Federal or State securities or commodities law or regulation; or

o

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Holders of Capital Stock

As of August 24, 2011 we have 46 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations (applicable only to affiliates) of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s Common Stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 20,000 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

For the period ended July 31, 2011

Results of Operations

For the period ended July 31, 2011, we had no revenue. Operating Expenses for the period ended July 31, 2011 totaled $0 resulting.

Capital Resources and Liquidity

As of July 31, 2011 we had $0 cash on hand.

Revenue targets

The company anticipates generating revenues of $1,000 to $5,000 in the early stages of the company providing travel consulting to friends and family and charging minimal commissions while the marketing of core services is finalized.

Core services

The company provides specific services such as investigating/researching specific companies providing services/destinations clients are interested in - or suggest alternatives. The company will investigate/research countries/areas where travel/service is desired.

Based upon the above, we believe that we do not have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our officer s and director s as of August 24, 2011. Our Executive officer is elected annually by our Board of Directors. Our executive officer holds office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Chen Li Hsing	64	President and Director

Chen Tseng Chih Ying	53	Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Director
Yu Chien Yang	42	Vice President and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Chen Li Hsing, President, Director, Age 64

Mr. Chen has been the CEO of USA XO Tours for the past five years. He is a n experienced executive who brings along the work experience necessary in starting up a business in the travel/leisure industry.

Chen Tseng Chih Ying, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Director , Age 53

Mrs. Chen has been the President of XO Tours Canada for the past fifteen years. She is a n experienced executive who brings along the work experience necessary in starting up a business in the travel/leisure industry.  Mrs. Chen is the wife of the President, Mr. Chen

Yu Chien Yang, Vice President and Director, Age 42

Mr. Yu has been an owner/operator of his own business for the past 20 years. He had started his own gift and premium business (items such as corporate gift, pens, bags, umbrellas, etc. with corporate logos) both on the manufacturing front and the wholesale end. Mr. Yang is currently the President of Songhai Mgt Consulting Company. LTD. Mr. Yu had been owner and operator for Jin Su Limited and Chuang Ju International Limited previously.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us from

June 21, 2011 (inception) to the period ended July 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Chen Li Hsing, President Chief Financial Officer,	2011	0	0	0	0	0	0	0	0

Chen Tsing Chih Ying Principal Executive Officer Treasurer, Secretary, Director	2011	0	0	0	0	0	0	0	0
Yu Chien Yang V/P, Director	2011	0	0	0	0	0	0	0	0

Option Grants Table There was no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through July 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table There were no stock options exercised during period ending July 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.  None of our Directors is independent

Employment Agreements

Currently, we do not have an employment agreement in place with our officer s and director s ..

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of November 9 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Common	Chen Tseng Chih Ying	782,125	39.1%
Common	Chen Li Hsing	76,903	3.8%
Common	Yu Chien Yang , Songhai Mgt Consulting Co.	294,270	14.7%
	All Executive Officers and Directors as a group	1,153,298	57.7%

Common               Chen Kuan Yu                                                        254,132                                   12.7%

Total                                                                                                    1,407430                                    70.4%

(1) Based on 2,000,000 shares of common stock outstanding as of November 9 , 2011

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On July 25, 2011, the Company issued 1,520,000 shares of common stock to its founders at a price of $0.1 per share for an aggregate offering price of $152,000.

1.

CHEN TSENG CHIH YING

2.

CHEN LI HSING

3.

Da Chuang Business Management Consultant Co. Ltd (WANG CHING)

4.

Songhai Management Consulting Co. Ltd (YU CHIEN YANG)

5.

YU CHIEN YANG

6.

CHEN KUAN YU

In July 2011, the Company issued 480,000 shares of common stock to individual investors at a price of $.15 per share for an aggregate offering price of $72,000.

Stock subscription receivable of $224,000 from the issuance of the above stocks is reported as a reduction stockholder’s equity at July 31, 2011.

ITEM 12A DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JULY 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

San Lotus Holding Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of San Lotus Holding Inc (A development stage company) (the "Company") as of July 31 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 21, 2011 (inception) through July 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 31 2011, and the results of its operations and its cash flows for the period from June 21, 2011 (inception) through July 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/KCCW Accountancy Corp

Diamond Bar, California

August 11, 2011

SAN LOTUS HOLDING INC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 31, 2011

ASSETS

Total Assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities	$ -

Stockholders' Equity
Common stock, $0.1 par value, 2,000,000 shares authorized,
2,000,000 shares issued and outstanding	200,000
Additional paid-in capital	24,000
Stock subscription receivable	(224,000)
Retained Earnings during the development stage	-
Total stockholders' equity	-
Total Liabilities and Stockholders' Equity	$ -

SAN LOTUS HOLDING INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH JULY 31, 2011

General and administrative expenses	$ -

Net Income	$ -

Net Income Per Share-
Basic and Diluted	$ -

Weighted Average Shares Outstanding:
Basic and Diluted	341,463

SAN LOTUS HOLDING INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH JULY 31, 2011

			Additional	Stock	Retained Earnings
	Common Stock		Paid-in	Subscription	During the
	Share	Amount	Capital	Receivable	Development Stage	Total
Inception on June 21, 2011	-	$ -	$ -	$ -	$ -	$ -

Issuance of common stock	2,000,000	200,000	24,000	(224,000)	-	-

Net income	-	-	-	-	-	-

Balance, July 31, 2011	2,000,000	$ 200,000	$ 24,000	$ (224,000)	$ -	$ -

SAN LOTUS HOLDING INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOW
PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH JULY 31, 2011
June 21, 2011
(inception) to
July 31, 2011
Cash flows from operating activities
Net income	$ -

Cash flows from investing activities	-

Cash flows from financing activities	-

Net change in cash	-

Cash and cash equivalents
Beginning	-
Ending	$ -

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$ -
Income tax	$ -

Stock subscription receivable	$ 224,000

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 2011

NOTE 1- NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

San Lotus Holding Inc, a company in the developmental stage (the “Company” or “San Lotus”), was incorporated on June 21, 2011 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company’s business plan is to design and market global packages and affinity travel excursions throughout the world, and develop a global travel and leisure agency business.

The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At July 31, 2011, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent Events

The Company evaluated all events or transactions that occurred after July 31, 2011 up through the date the Company issued these financial statements.

NOTE 2- INCOME TAXES

San Lotus has not yet realized income as of the date of this report, and no provision for income taxes has been made. At July 31, 2011, there were no deferred tax assets or liabilities.

NOTE 3- STOCKHOLDERS’ EQUITY

On July 25, 2011, the Company issued 1,520,000 shares of common stock to its founders at a price of $0.1 per share for an aggregate offering price of $152,000.

In July 2011, the Company issued 480,000 shares of common stock to individual investors at a price of $0.15 per share for an aggregate offering price of $72,000.

Stock subscription receivable of $224,000 from the issuance of the above stocks is reported as a reduction of stockholder’s equity at July 31, 2011.

******

San Lotus Holding Inc

494,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2011

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$8.60
Accounting fees and expenses	$4,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$35,008.60

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14 INDEMNIFICATIONS OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

None of our Directors is considered independent.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on June 21 2011. The above shareholders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act in July, 2011 We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

On July 25, 2011, the Company issued 1,520,000 shares of common stock to its founders at a price of $0.10 per share for an aggregate offering price of $152,000.

In July 2011, the Company issued 480,000 shares of common stock to individual investors at a price of $0.15 per share for an aggregate offering price of $72,000.

As of November 9, 2011 all shares had been fully paid for.

We believed that Regulation S was available because:

•

None of these issuances involved underwriters, underwriting discounts or commissions;

•

We placed Regulation S required restrictive legends on all certificates issued;

•

No offers or sales of stock under the Regulation S offering were made to persons in the United States;

•

No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•

Access to all our books and records.

•

Access to all material contracts and documents relating to our operations.

•

The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

ITEM 16 EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Novi & Wilkin *
23.1	Consent of KCCW Accountancy Corp
23.2	Consent of Counsel as in Exhibit 5.1 *

____________________

* Previously Filed

ITEM 17 UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, NV 89519, November 10 , 2011.

San Lotus Holding Inc

/s/ Chen Li Hsing
Name: Chen Li Hsing Position: President, Director /s/ Chen Tseng Chih Ying Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Secretary Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, NV, November 10, 2011.

San Lotus Holding Inc

/s/ Chen Tseng Chih Ying

Chen Tseng Chih Ying, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Chen Li Hsing

Chen Li Hsing, President, Director